Exhibit 10.1

AGREEMENT OF SHARE EXCHANGE

This Share Exchange Agreement (this “Exchange Agreement”) is made and entered into as of July 03, 2023 (the “Effective Date”), by, between, and among Bravo Multinational Incorporated, a publicly traded Wyoming corporation (“BRVO”), Recombinant Productions Inc., a Nevada corporation (“RPI”), and RPI’s shareholders (the “RPI Shareholders“). Each of BRVO, RPI, and the RPI Shareholders may be referred to herein as a “Party” or collectively as the “Parties”.

RECITALS

A.   BRVO is an Over-The-Counter, publicly traded, company with PCAOB-audited financials that is registered with, and current in reporting obligations to, the U.S. Securities and Exchange Commission (the “SEC”).

B.   BRVO has identified RPI as a potential acquisition target because, among other things, RPI has strategic business relationships with preeminent producers, promoters, and artists in the documentary film and live events industries, which present numerous business opportunities for BRVO’s omnichannel, multimedia solutions.

C.   Subject to the approval of the Boards of Directors of BRVO and RPI and of the RPI Shareholders, BRVO will exchange certain shares of its common stock, $0.0001 par value, for all of RPI’s common stock shares owned by the RPI Shareholders (the “Exchange”).

D.   Following the Exchange, RPI will be a majority owned subsidiary of BRVO.

E.   The Parties intend that the transactions contemplated by this Exchange Agreement will constitute an exchange conforming to the provisions of Section 368(a)(2) of the Internal Revenue Code of 1954.

NOW THEREFORE, in consideration of the mutual covenants and agreements and the benefits to be realized by each of the parties, the following transactions are hereby agreed, subject to the conditions hereinafter stated:

1. Recitals.

The foregoing recitals are a material, substantive, and integral part of this Exchange Agreement, enforceable as if hereinafter restated, and are incorporated as terms of this Exchange Agreement.

2. Exchange.

a. Share Exchange. On the Closing Date (as defined below), and in exchange for Fifty-One Percent (51.0%) of the then-issued and outstanding shares of voting RPI common stock, $0.001 par value (the “RPI Shares”), by the RPI Shareholders, BRVO will sell, issue, convey, and transfer to the RPI Shareholders the following fully paid and nonassessable securities:

i. Eight Million Five Hundred Thousand (8,500,000) shares of BRVO common stock, $0.0001 par value, with a value to be determined at the Closing (as defined below) (the “BRVO Shares”) and tendered in exchange for the RPI Shares; provided, that the total amount of the BRVO Shares will be not more than 19.99% of the post-Closing, then-issued and outstanding BRVO common stock as of and at the Closing (as defined below). Each share of BRVO common stock will be issued at the closing price of such shares on the Closing Date (as defined below) (the “Closing Price”). A form of Stock Subscription Agreement is attached hereto as Exhibit A.

b. Fractional Shares. Any fractional Shares will be rounded down to the nearest whole share and eliminated; no scrip will issue.

c. Stock Restrictions. The issuance of the BRVO common stock pursuant to the Exchange will be subject in all respects to BRVO’s transfer agent protocols and Rule 144 of the Securities Act of 1933, as amended (the “Act”), and bear a Rule 144 restrictive legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

provided, however, that such restrictive legends will be subject to removal upon BRVO’s registration of the BRVO Shares.

d. Securities Certificates. BRVO will issue and deliver the BRVO Shares in one or more certificates or direct registered shares account statements evidencing ownership thereof in exchange for the RPI Shares outstanding immediately prior to the effective time of the Exchange as provided in each Stock Subscription Agreement with the RPI Shareholders (each a “Subscription Agreement”).

e. RPI Shareholder Approval. RPI will submit this Exchange Agreement to the RPI Shareholders and will obtain the majority consent of the outstanding shares of RPI approving the transaction on or before July 03, 2023, or as soon thereafter as practical, and will provide to BRVO written verification of the majority consent.

f. BRVO Board Approval. BRVO will obtain unanimous approval of the Exchange by its Board of Directors pursuant to a Unanimous Written Board Consent and will provide said Board consent to the RPI Shareholders.

3. Closing.

The closing of all the transactions contemplated hereby (the “Closing”) will take place at the offices of BRVO located at 2020 General Booth Blvd., Unit 230, Virginia Beach, VA 23454 at 9:00 am, (the “Closing Date”) on a date within five (5) business days after all of the conditions described in Sections 14 and 15 hereof have been satisfied or, to the extent permitted in Section 16(d) hereof, their satisfaction has been waived. BRVO and RPI will use their best efforts to obtain the approvals specified in Section 6 hereof and any other of the consents, waivers, or approvals necessary or desirable to accomplish the transactions contemplated by this Exchange Agreement and the Subscription Agreements. All documents required to be delivered by each of the parties hereto will be duly delivered to the other parties to this Exchange Agreement at or prior to the Closing. In no event will the Closing Date be later than July 31, 2023 (the “Closing Deadline”), and if it is delayed beyond said date, either BRVO or RPI will have the right to terminate this Exchange Agreement upon notice to the other Party.

4. Post-Closing Obligations.

BRVO agrees that the RPI Shareholders will have piggyback registration rights for the BRVO Shares, and BRVO will file an appropriate registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register the BRVO Shares pursuant to Section 5 of the Securities Act of 1933, as amended (the “Act”), together with the first registration statement to be filed with the SEC on Form S-1 or any similar form after the Closing Date.

5. Investigation by the Parties.

a. Opportunity to Investigate. Each Party each will, prior to the Closing, make or cause to be made such investigation of the financial condition, capital structure, state corporate filings, properties of the other Parties and its subsidiaries; provided, however, that such investigation will not interfere with normal operations.

b. Right to Access. Each Party agrees to permit the other Parties and its authorized agents or representatives to have, after the date of execution hereof, full and reasonable access to its premises and to all of its books and records at reasonable hours, and its subsidiaries and officers will furnish the Party making such investigation with such financial and operating data and other information with respect to the business and properties of it and its subsidiaries as the Party making such investigation will from time to time reasonably request.

c. Confidentiality. Each Party agrees to safeguard and hold confidential from disclosure to unauthorized parties all non-public information relating to this Agreement and the mutual business dealings of the Parties. For purposes of the foregoing, only officers, directors, and employees of either Party or its affiliates, including accountants, auditors, and attorneys, will be authorized parties on a ‘need to know’ basis consistent with their respective positions, legal obligations, and responsibilities. Each Party agrees that it will not make any statements or representations or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage any Party, its affiliates, or their respective officers, directors, employees, advisors, businesses, or reputations. Notwithstanding the foregoing, nothing in this Agreement will preclude a Party from making truthful statements or disclosures that are required by applicable law, regulation, or legal process.

d. Ownership of Confidential Information. Each Party agrees that in the event that the transactions contemplated by this Exchange Agreement will not be consummated, it and its officers, employees, accountants, attorneys, engineers, agents, and other representatives will not disclose or make available to any other person or use for any purpose unrelated to the consummation of this Exchange Agreement any information, whether written or oral, with respect to the other Party and its subsidiaries or their business which it obtained pursuant to this Exchange Agreement. Such information will remain the property of the Party providing it and will not be reproduced or copies without the consent of such Party. In the event the transactions contemplated by this Exchange Agreement are not consummated, all such written information will be returned to the Party providing it.

6. Agreement of the RPI Shareholders.

Prior to the Closing Date, each RPI Shareholder agrees to execute a Stock Subscription Agreement in the form attached as Exhibit A whereby such shareholder will represent that it: (a) is acquiring the subject securities for its own account and not with a view towards distribution that would violate Section 5 of the Act; (b) the subject securities are being purchased and exchanged via a private exempted sale pursuant to Section 4(2) and/or Regulation D of Rule 506 under the Act; (c) is an “accredited investor” pursuant to Rule 501 under the Act; (d) will not sell or assign any portion of the subject securities for an indefinite period of time after the Closing Date pursuant to Rule 144 under the Act, except pursuant to an exemption from or registration pursuant to Section 5 of the Act; and (e) consents to the Exchange and waives its rights to dissent and appraisal under all applicable state laws.

Further, each RPI Shareholder will represent and warrant that: (a) such shareholder has the right, power, legal capacity, and authority to enter into and perform its obligations under this Exchange Agreement; (b) all RPI Shareholder approvals necessary for RPI and the RPI Shareholders to transfer the RPI Shares to BRVO in the Exchange have been obtained; (c) the RPI Shares owned by the RPI Shareholders are free and clear of all liens, pledges, encumbrances, changes, restrictions, or known claims of any kind, nature, or description; (d) such shareholder has received all information it considers necessary or appropriate to decide whether to acquire the BRVO Shares in the Exchange; (e) such shareholder understands the risks involved in an investment of BRVO Shares, including those risks contained in BRVO’s filings with the SEC; and (f) such shareholder has had an opportunity to ask questions and receive answers from BRVO’s management regarding the terms and conditions contained herein and the business, properties, and financial condition of BRVO.

7. State Securities Laws.

BRVO will each take such steps as may be necessary to comply with any state ‘Blue Sky’ laws in connection with the issuance of the Shares issued in the Exchange. Each RPI Shareholders represents that it is not a resident of the State of New York, which requires pre-offering registration in New York.

8. Business Pending the Closing.

a. By BRVO. From the date of this Exchange Agreement to and including the Closing Date, except as may be approved by written consent of RPI: (i) BRVO will conduct its business in the usual and ordinary course; (ii) no change will be made in the authorized capitalization of BRVO except as contemplated by this Exchange Agreement; and (iii) no amendment will be made to BRVO’s Articles of Incorporation or Bylaws, except as contemplated by this Exchange Agreement.

b. By RPI and the RPI Shareholders. From the date of this Exchange Agreement to and including the Closing Date, except as may be first approved by BRVO or as is otherwise permitted or contemplated by this Exchange Agreement:

i. RPI will conduct its business only in the usual and ordinary course without the creation of any additional indebtedness exceeding Five Thousand Dollars (US $5,000.00) (other than indebtedness to BRVO);

ii. No change will be made in the authorized capitalization of RPI, except as contemplated by this Exchange Agreement;

iii. No shares of the capital stock of RPI will be authorized for issuance or issued and no agreement or commitment for the issuance thereof will be entered into by RPI;

iv. No rights or elections will be created or granted to purchase any capital stock of RPI under any employee stock bonus, thrift, or purchase plan or otherwise;

v. No amendment will be made to RPI’s articles of incorporation, by-laws, or other corporate governance documents, except as contemplated by this Exchange Agreement;

vi. No modification will be made in RPI’s present employee benefit programs or in its present policies in regard to the payment of salaries or compensation to its personnel and no increase will be made in the compensation of its personnel;

vii. No contract or commitment will be entered into by or on behalf of RPI, and no sale or purchase of assets will be made except in the ordinary course of business and pursuant to this Exchange Agreement;

viii. RPI will use all reasonable and proper efforts to preserve its business organization intact, to keep available the services of its present employees, and to maintain satisfactory relationships between RPI and its suppliers, customers, regulatory agencies, and others having business relations with it;

ix. RPI will make no amendments or contributions to any profit-sharing plan;

x. The board of directors and officers of RPI will not declare any dividends on, or otherwise make any distribution in respect of, its outstanding shares of capital stock or member interests; and

xi. The corporate governance documents, minutes of RPI, and Nevada state corporate filings.

9. Efforts to Obtain Approvals and Consents.

In addition to BRVO and RPI obtaining the requisite board of directors, shareholder, and auditor approvals as described in Sections 2 and 6 hereof, BRVO and RPI will use all reasonable and proper efforts to obtain, where required, the approval and consent: (i) of any governmental authorities having jurisdiction over the transactions contemplated in this Exchange Agreement; and (ii) of such other persons whose consent is required to the transactions contemplated by this Exchange Agreement.

10. No Tax Ruling.

Irrespective of any desired tax treatment of the transactions contemplated by this Exchange Agreement, BRVO, RPI, and the RPI Shareholders agree that they will not attempt to obtain a ruling from the U.S. Internal Revenue Service to the effect that, for Federal income tax purposes, no gain or loss will be recognized by RPI’s Shareholders upon the receipt of the BRVO Shares in exchange for the RPI Shares in accordance with the provisions of this Exchange Agreement and the Subscription Agreements.

11. Representations of BRVO

BRVO represents, warrants, and agrees as of the Effective Date and as at the Closing, unless otherwise specifically provided below, that:

a. Corporate Authority. BRVO is a company duly organized, validly existing, and in good standing under the laws of the State of Wyoming and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary. BRVO has the corporate power and any necessary governmental authority to carry on its business as now being conducted.

b. Outstanding Actions. BRVO is not engaged in or a party to, or to the knowledge of BRVO threatened with, any material legal action or other proceeding before any court or administrative agency that would impair or prohibit the transactions contemplated by this Exchange Agreement. BRVO and its officers and directors, to their knowledge and reasonable belief, have not been the subject of any action by the SEC, any federal or state regulatory agency, or any criminal authority alleging violations of the federal securities laws or any other federal or state laws, is not under investigation with regard to, any charge concerning any presently pending material violation of any provision of Federal, State, or other applicable law or administrative regulations, and its officers and directors are not deemed “bad boys” under the “bad boy” provisions of the federal securities laws.

c. No Restrictions on Agreement. The execution and carrying out of this Exchange Agreement and compliance with the terms and provisions hereof by BRVO will not conflict with or result in any material breach of any of the terms, conditions, or provision of, or constitute a default under, or result in the creation of, any lien, charge or encumbrance upon any of the property or assets of BRVO or any of its subsidiaries pursuant to any corporate charter, bylaw, indenture, mortgage, agreement (other than that which is created by virtue of this Exchange Agreement), or other instrument to which BRVO is a party or by which it is bound or affected.

d. Accuracy of Statements. This Exchange Agreement and the memoranda and documents furnished hereunder on behalf of BRVO do not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact that materially adversely affects the business operations, affairs, or condition of BRVO or any of the properties or assets which has not been set forth in this Exchange Agreement and other documents and papers furnished hereunder.

e. Current Capitalization. As of the Closing, the capitalization of BRVO is as set forth in the financial statements filed with BRVO’s periodic filings filed with the SEC. The outstanding capital stock of BRVO has been duly authorized and issued and is fully paid and nonassessable.

f. Authority to Issue Shares. The BRVO Shares, which are to be issued and delivered to the RPI Shareholders pursuant to the terms of this Exchange Agreement, when so issued and delivered, will be validly authorized and issued and will be fully paid and non-assessable.

g. Distributions and Dividends. Subsequent to the Effective Date and prior to the Closing, BRVO will not have declared or paid any dividend on its outstanding shares of common stock or declared or made any distribution on, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding stock or authorized the creation or issuance of, or issued any additional shares of stock outside the ordinary course of business, or agreed to take any such action.

h. Board and Shareholder Approvals. The board of directors of BRVO has duly and lawfully approved this Exchange Agreement and the transaction contemplated hereby and have provided true and correct copies of such written approval to RPI and the RPI Shareholders.

12. Representations of RPI and the RPI Shareholders.

Each of RPI and the RPI Shareholders represent, warrant, and agree, as of the Effective Date and as at the Closing, unless otherwise specifically provided below, that:

a. Corporate Authority. RPI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, it has the corporate power and any necessary governmental authority to carry on its business as now being conducted, and it is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary.

b. Current Capitalization. RPI does not have any commitment to issue nor will it issue any capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from RPI, any of RPI’s capital stock.

c. Current Financial Status. The financial information provided to BRVO by RPI (the “Financial Information”) is true and complete to the best knowledge of RPI and the RPI Shareholders, and there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of RPI and no change except in the ordinary course of business or as contemplated by this Exchange Agreement since the dates reflected in the most recent Financial Information. All tax returns and reports of RPI required by law to be filed have been duly filed, and all taxes, assessments, and other governmental charges now due (other than any still payable without penalty) upon RPI or upon any of its properties or assets have been paid. All amounts that have been reflected as liabilities on the books of RPI in respect of taxes are considered adequate, and RPI knows of no actual or proposed additional assessments in respect of taxes, against it.

d. Title to Assets. Except for changes resulting from the ordinary course of its business and the mortgages, liens, restrictions, charges and other encumbrances set forth in the Financial Information, if any, RPI owns, and will on the Closing Date own, the full right, title, and interest in and to all its property and assets (excluding property leased from others or subject to an installment purchase agreement) in each case free and clear of all mortgages, liens, restrictions, charges and other encumbrances and defects of title (other than easements, rights of way, reservations and other conditions of title, encumbrances and defects of title which are not individually or in the aggregate materially adverse to the business of RPI).

e. Distributions and Dividends. Subsequent to the Effective Date, and effective at Closing, RPI has not declared or paid any dividend on its outstanding shares of common stock or declared or made any distribution on, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding stock or authorized the creation or issuance of, or issued any additional shares of stock, or agreed to take any such action, except as expressly provided for in this Exchange Agreement. RPI will not take any such action during the period between the date hereof and the Closing Date except as provided herein.

f. Outstanding Actions. RPI is not engaged in or a party to, or to the knowledge of RPI or the RPI Shareholders threatened with, any material legal action or other proceeding before court or administrative agency except as set forth in a memorandum prepared by RPI, if any, and furnished to BRVO prior to the Closing. To the knowledge of RPI and the RPI Shareholders, RPI has not been charged with, or is under investigation with respect to, any charge concerning any presently pending material violation of any provision of Federal, State, or other applicable law or administrative regulations in respect of its business except as set forth in said memorandum.

g. No Inordinate Transactions. There has not been and will not be prior to the Closing Date, a purchase or sale or any other acquisition, transfer, or distribution of any assets or properties on the part of RPI, except in the ordinary course of business or as previously disclosed to BRVO.

h. Authority for Ordinary Business. RPI has adequate franchises, permits, or operating rights without unusual restrictions to allow them to conduct the business in which it is presently engaged, except in certain instances where in the reasonably exercised judgment of RPI the lack of a current franchise, permit, or operating right has no adverse effect on the conduct of such business.

i. Outstanding Obligations. Except in each case as set forth in the Financial Information or an exhibit or schedule hereto, as of the Effective Date, RPI is not a holder of or a party to any written or oral: (i) contract for employment of any officer or other person other than its officers and directors; (ii) contract with any labor union; (iii) bonus, pension, profit sharing, retirement, stock purchase, stock option, insurance, or similar plan or practice in effect with respect to its employees or other persons; (iv) indenture of mortgage, debenture, indenture, loan or borrowing agreement; (v) bonding arrangement, including performance bond; (vi) continuing contract for future purchase, sales, lease or distribution of materials, services, supplies, products, or equipment involving annual payments in excess of Five Thousand U.S. Dollars (US $5,000); (vii) lease or other commitment for the rental of office space, storage or other facilities; (viii) contract or lease agreement for the acquisition or lease of motor vehicles; (ix) patent, patent application, patent right, patentable inventions, trademark, trademark registration and applications therefor, trade name, copyright, copyright registration and application therefor, patent license granted to or by RPI and in force or contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, presently owned or held, in whole or in part, by RPI; (x) insurance policy covering its properties, buildings machinery, equipment, and persons, firms or operations, or the life of any person; (xi) agreement between a present employee of RPI and persons, firms, or corporations other than RPI relating in whole or in art to disclosure, assignment, or patenting of inventions, discoveries, improvements, shop rights, processes, formulae, or other know-how, including, to the best knowledge of the RPI Shareholders, any agreements entered into by employees prior to the time they became employees of RPI, if any; or (xii) material contract or commitment not made in the ordinary course of business.

j. Binding Obligation. RPI has the corporate power to enter into this Exchange Agreement, the execution and delivery and performance of this Exchange Agreement have been duly authorized by all requisite corporate action, and this Exchange Agreement constitutes the valid and binding obligation of each of RPI and the RPI Shareholders.

k. No Conflicts. The execution and carrying out of this Exchange Agreement and compliance with the terms and provisions hereof by RPI and the RPI Shareholders will not conflict with or result in any beach of any of them terms, conditions or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance upon any of the properties or assets of RPI or any of its subsidiaries pursuant to any corporate charter, indenture, mortgage, agreement (other than that which is created by virtue of this Exchange Agreement), or other instrument to which RPI or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or affected.

l. Accuracy of Statements. This Exchange Agreement, and the memoranda and documents furnished hereunder on behalf of RPI and the RPI Shareholders, if any, do not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading, and there is no fact that materially adversely affects or in the future (so far as RPI or the RPI Shareholders can now foresee) will materially adversely affect the business operations, affairs, or condition of RPI or any of its properties, assets, or contractual rights that has not been set forth in this Exchange Agreement or other documents and papers furnished hereunder.

m. Board and Shareholder Approvals. The board of directors of RPI has duly and lawfully approved this Exchange Agreement and the transactions contemplated hereby and provided true and correct copies of such written approvals to BRVO. In addition, prior to Closing, the RPI Shareholders will have duly and lawfully approved this Exchange Agreement and the transactions contemplated hereby.

n. Limited Indebtedness. As at the Closing, RPI will not have any related-party debt on the books and records of RPI in excess of Five Thousand Dollars (US $5,000.00), and RPI will not have any trade credit or asset-backed lines of credit outstanding in excess of Five Thousand Dollars (US $5,000.00).

13. Conditions to the Obligations of BRVO.

The obligations of BRVO hereunder are subject to the satisfaction on or before the Closing of the following conditions:

a. Consents. This Exchange Agreement and the transactions contemplated hereby will have been approved by consent of each RPI’s board of directors and shareholders.

b. Subscription Agreement. Each of RPI’s Shareholders will have properly executed and delivered to BRVO a Subscription Agreement that is substantially in the form described in Section 6 hereof.

c. General Performance. All the terms and covenants of this Exchange Agreement to be complied with or performed by RPI will have been fully complied with and performed.

d. Closing Certificate. RPI will have delivered to BRVO a certificate by its president or secretary, which states:

i. All of the Financial Information presents fairly the financial condition of RPI, at the periods indicated therein, and the results of its operations and changes in financial position for the year and periods then ended in conformity with generally accepted accounting principles applied on a consistent basis and that RPI has no material liabilities or commitments other than as listed or noted on the Financial Information, or as incurred in the ordinary course of business;

ii. The representations and warranties of RPI contained in this Exchange Agreement are true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes permitted by this Exchange Agreement or those incurred in the ordinary course of business; and

iii. The agreements of RPI to be performed on or before the Closing Date pursuant to the terms hereof have been duly performed in all material respects.

e. Approvals. RPI will have obtained the necessary approvals described in Section 6, Section 9, and Section 12(m).

14. Conditions to the Obligations of RPI and the RPI Shareholders.

The obligations of RPI and the RPI Shareholders hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

a. Consents. This Exchange Agreement and the transactions contemplated hereby will have been approved by consent of BRVO’s board of directors.

b. General Performance. All the terms and covenants of this Exchange Agreement to be complied with or performed by BRVO will have been fully complied with and performed.

c. Closing Certificate. BRVO will have delivered to RPI a certificate by BRVO’s president or secretary that states all representations and warranties of BRVO contained in this Exchange Agreement are true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for changes permitted by this Exchange Agreement or those incurred in the ordinary course of business.

d. Approvals. BRVO will have obtained the necessary approvals described in Section 9 and Section 11(h).

15. Termination.

a. Termination. This Exchange Agreement will terminate upon the earlier of: (i) the Closing; (ii) the Closing Deadline; (iii) upon notice by a non-breaching Party in an Event of Default (as defined below); or (iv) the mutual written agreement of BRVO and RPI.

b. Event of Default. The following circumstances will constitute an “Event of Default”:

i. If in its reasonably exercised judgment there will have occurred a material adverse change in the financial condition or business of the other Party or the other Party will have suffered a material loss or damage to any of its property or assets, which change, loss or damage materially affects or impairs the ability of the other Party to conduct its business, or if any previously undisclosed condition which materially adversely affects the earning power or assets of either BRVO or RPI comes to the attention of the other Party;

ii. If the terms, covenants, or conditions of this Exchange Agreement to be complied with or performed by one of the other parties at or before the Closing Date will not have been materially complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance will not have been waived by the Party giving notice of termination; and

iii. If any action or proceeding will have been instituted or threatened before a court or other governmental body or by any public authority to restrain or prohibit the transaction contemplated by this Exchange Agreement or if the consummation of such transactions would subject either of such parties to liability for breach of any law or regulation.

c. Survival. Notwithstanding any termination of this Exchange Agreement, the following provisions will survive the Closing, in perpetuity, unless terminated by the mutual written consent of BRVO and RPI: Sections 2(c), 4, 5(c)-(d), 11-12, and 15-29.

d. Waivers. Any term or condition of this Exchange Agreement may be waived at any time by the Party hereto which is entitled to the benefit thereof, by action taken by the board of directors of such Party; and any such term or condition may be amended at any time, by an agreement in writing executed by the chairman of the board or the president of each of the parties pursuant to authorization by the respective board of directors; provided, however, that no material amendment of any principal term of the Exchange requiring shareholder approval will be effected after approval of this Exchange Agreement by the shareholders of RPI.

16. Expenses.

In the event this Exchange Agreement is terminated without consummation at the Closing, BRVO and RPI each will pay all of its own respective expenses incurred for the purpose of carrying out and giving effect to this Exchange Agreement; provided, however, that each Party, in addition to its own expenses, will pay all of a non-breaching Party’s reasonable out-of-pocket expenses if termination is caused by a breach of any material representation or warranty in this Exchange Agreement or a material default by said Party in performance of any obligation hereunder.

17. No Brokers’ or Finders’ Fees.

Each Party represents and warrants that it is responsible for all liabilities and obligations to each broker, agent, finder, or similar person that has been retained, or is to be paid, by such Party, and that no such obligation of a Party will become the obligation of any other Party as the result of this Exchange Agreement or any transaction contemplated hereby.

18. Jurisdiction; Venue; Governing Law.

This Exchange Agreement will be governed by and interpreted in accordance with the laws of the State of Nevada. Any proceeding with respect to the enforcement of this Exchange Agreement will be brought only before the state or federal courts located in Washoe County, Nevada. The Parties agree and consent to the personal and subject matter jurisdiction of such courts and knowingly and intentionally waive any objection they otherwise may possess as to venue and personal and subject matter jurisdiction concerning this Exchange Agreement and the transactions contemplated hereby.

19. Further Instruments.

Each Party agrees to execute and deliver such other and further instruments, and to do such other and further acts, as may be necessary or desirable to effect the transactions contemplated in this Exchange Agreement and carry out the intent and purpose of this Exchange Agreement, including, but not limited to, preparing and executing all necessary stock powers, waiving any requirements for medallion signature guarantees when legally permissible, and providing representation letters relating to the BRVO Shares.

20. Notices.

All notices under this Exchange Agreement will be in writing and will be sent to the following addresses:

If to RPI or the RPI Shareholders, to: 701 S. Carson Street, Ste. 200, Carson City, NV 89701 Attn: Patrick Ogle	If to BRVO, to: 2020 General Booth Blvd., Unit 230, Virginia Beach, VA 23454 Attn: Richard Kaiser

All notices will be sent via email and will deemed to be given or become effective for all purposes of this Exchange Agreement upon dispatch to an active email address account set forth in this Section.

21. Binding Nature.

This Exchange Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, but it may not be assigned by any Party without the consent of the other.

22. Assignment.

Rights and obligations of a Party to this Exchange Agreement may not be assigned or transferred without the other Party’s prior written consent thereto.

23. Acknowledgments and Construction.

Throughout the negotiation, drafting, and execution of this Exchange Agreement, each Party acknowledges that they were each represented by their own legal counsel or have had adequate opportunity to consult such counsel and have chosen not to do so. The Parties acknowledge that they have had sufficient opportunity to review this Exchange Agreement and have the terms and consequences explained to them by their respective counsel. Each Party hereto understands this Exchange Agreement and believes and acknowledges this Exchange Agreement to be fair, just, and reasonable. Each of the Parties is acting without coercion or duress and freely and voluntarily assents to the terms and conditions, obligations, and mutual covenants contained herein. In the event of ambiguity or otherwise, this Exchange Agreement will not be construed against or in favor of any Party on the grounds that counsel for such Party was the draftsman of this Exchange Agreement or any specific part of it.

27. Complete Agreement; Integration; Modification; Severability.

Each Party agrees that this Exchange Agreement and the agreements, schedules, exhibits, and other documents expressly referenced herein or therein constitute the entire agreement of the Parties and supersede any prior understandings or agreements between or among them. This Exchange Agreement fully replaces and memorializes all prior negotiations, communications, and correspondences whether written or oral between the parties with respect to the matters discussed herein. Each Party acknowledges that there exist no representations or warranties other than those set forth herein and that this Exchange Agreement constitutes the full, complete, and final settlement of all property rights, liabilities, and other obligations between or among the Parties. This Exchange Agreement may not be amended or modified unless in writing and executed by the Parties in the same manner as this Exchange Agreement. If any court holds any portion of this Exchange Agreement illegal, unenforceable, void, or voidable, each of the remaining provisions will remain in full force and effect as if a separate contract. In the event of such judicial determination, this Exchange Agreement will be deemed modified and amended to the extent necessary to render it valid and enforceable.

28. Default; Waiver; Enforcement.

No provision of this Exchange Agreement will be deemed waived unless it is waived in writing. Waiver of any one breach will not be deemed a waiver of any other breach of the same or any other provision of this Exchange Agreement. Subsequent conduct of any Party will not be construed as a waiver of any provision of this Exchange Agreement. Should a Party find it necessary to seek a court order to enforce any of the terms of this Exchange Agreement, the other Party will execute any stipulation or consent necessary. Should such execution be withheld, even under the advice of counsel, and upon a court order such execution, the Party withholding execution will bear all attorney’s fees and costs attributable to such court proceedings.

29. Headings.

The headings in this Exchange Agreement are inserted for convenience only and will not be considered in interpreting the provisions hereof.

30. Language; Currency.

All documents created in connection with this Letter will be written and interpreted in the English language. All monetary amounts expressed in this Letter and to be expressed in the Definitive Agreements will be in U.S. Dollar currency unless otherwise stated.

31. Publicity; Reporting.

All regulatory reports, permit applications, and filings, as well as all press releases, announcements, or other publicity, pertaining to any Party to this Agreement or the transactions will be approved by each other Party in writing, in advance of public release, and be subject to any applicable law and regulatory requirements.

32. Counterparts.

This Exchange Agreement may be executed electronically, pursuant to the Electronic Signatures in Global and National Commerce Act (17 U.S.C. § 7001 et seq.), in two or more electronic and facsimile counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

33. Attorney Conflicts and Waiver; Non-Representation Notice.

EACH PARTY ACKNOWLEDGES THAT PATRICK E. OGLE IS: (I) A LICENSED ATTORNEY IN THE STATE OF NEVADA WITH ACTIVE STATUS; (II) A PARTY TO THIS AGREEMENT; AND (III) ACTING IN DUAL CAPACITIES (A) ON HIS OWN BEHALF AS A SHAREHOLDER OF RPI AND (B) AS LEGAL COUNSEL TO RPI FOR THE LIMITED PURPOSE OF NEGOTIATING, DRAFTING, AND PERFORMING THIS AGREEMENT, THE EXCHANGE, AND THE TRANSACTIONS CONTEMPLATED HEREBY.

THE AFOREMENTIONED DUAL CAPACITIES CREATE A CONFLICT OF INTEREST BETWEEN AND AMONG MR. OGLE, RPI, AND THE OTHER RPI SHAREHOLDERS WHEREBY MR. OGLE HAS A FINANCIAL INTEREST IN CREATING THE BEST POSSIBLE ADVANTAGE FOR HIMSELF OVER THAT OF OTHER PARTIES TO THIS AGREEMENT. AFTER DISCLOSURE OF THIS CONFLICT TO RPI AND EACH OF THE OTHER RPI SHAREHOLDERS, AND THE OPPORTUNITY AND WAIVER OF RPI AND EACH OF THE OTHER RPI SHAREHOLDERS TO SEEK OR OBTAIN THE ADVICE OF INDEPENDENT LEGAL COUNSEL OF THEIR RESPECTIVE CHOICE, EACH OF RPI AND THE RPI SHAREHOLDERS DO HEREBY CONSENT TO AND WAIVE SUCH CONFLICTS OF INTEREST BETWEEN MR. OGLE AND RPI AND EACH RPI SHAREHOLDER.

EACH OF BRVO AND THE OTHER RPI SHAREHOLDERS ALSO ACKNOWLEDGE AND AGREE THAT PATRICK E. OGLE HAS NOT REPRESENTED AND DOES NOT REPRESENT BRVO OR ANY RPI SHAREHOLDER (OTHER THAN HIMSELF) IN CONNECTION WITH THIS AGREEMENT, THE EXCHANGE, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. IN THE ABSENCE OF A SEPARATE WRITTEN AGREEMENT BETWEEN A PARTY AND MR. OGLE SETTING FORTH THE EXISTENCE AND SCOPE OF ANY POTENTIAL LEGAL ENGAGEMENT OR ANY ATTORNEY-CLIENT RELATIONSHIP, MR. OGLE WILL NOT BE DEEMED TO REPRESENT ANY PARTY HERETO. FURTHERMORE, THIS AGREEMENT AND THE DOCUMENTS REFERENCED HEREIN WILL NOT BE RELIED UPON BY ANY PARTY AS LEGAL ADVICE.

[Signature Page Follows]

IN WITNESS WHEREOF, this Exchange Agreement has been duly executed by the Parties hereto as of the Effective Date.

BRAVO MULTINATIONAL INCORPORATED

By:	/s/ Richard Kaiser
Richard Kaiser, CFO/Director

RECOMBINANT PRODUCTIONS INC.

By:	/s/ Patrick E. Ogle
Patrick E. Ogle, President

Reviewed, acknowledged, agreed, and approved by each of the undersigned shareholders of Recombinant Productions Inc.:

PATRICK E. OGLE		BORIS SHIMANOVSKY

By:	/s/ Patrick E. Ogle	By:	/s/ Boris Shimanovsky
	Patrick E. Ogle		Boris Shimanovsky

RPI Shares Tendered:	2,550	RPI Shares Tendered:	2,550
BRVO Shares Received:	4,250,000	BRVO Shares Received:	4,250,000

EXHIBIT A

STOCK SUBSCRIPTION AGREEMENT

Patrick E. Ogle,, a Tennessee resident (“Shareholder”), as a shareholder of Recombinant Productions Inc., a Nevada corporation (“RPI”), in consideration of receiving shares of common stock (the “Stock”) from Bravo Multinational Incorporated, a Wyoming corporation (“BRVO”), pursuant to the Share Exchange Agreement by, between, and among BRVO, RPI, and the RPI shareholders (the “Exchange Agreement”) as set forth on Exhibit A hereto, hereby makes the following representations to and covenants with BRVO (this “Stock Subscription Agreement”).

1. The Stock subscribed for herein shall not be deemed issued to, or owned by, Shareholder until BRVO’s shareholders shall approve the issuance of the Stock to Shareholder.

2. Shareholder understands that the certificate representing the stock will bear a legend restricting its transfer and further understands and agrees that the following paragraph, or language substantially equivalent thereto, may be inserted in or stamped on the certificate and any direct registered shares account statement evidencing the Stock.

The shares represented by this Certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise transferred unless so registered or qualified or unless an exemption exists, the availability of which is to be established to the satisfaction of the issuer.

Shareholder agrees that the Stock is subject to the restriction on transfers described in the foregoing paragraph, except as otherwise provided herein and in compliance with applicable law.

3. Shareholder hereby represents and warrants to BRVO as follows:

(a) Shareholder’s overall commitment to investments that are not readily marketable is not disproportionate to Shareholder’s net worth, and Shareholder’s investment in BRVO will not cause such overall commitment to become excessive;

(b) Shareholder has the financial ability to bear the economic risk of Shareholder’s investment, has adequate means of providing for his current needs and personal contingencies, and has no need for liquidity in this investment in BRVO;

(c) Shareholder has evaluated the high risks of investing in BRVO as described in BRVO’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the fact it is uncertain when, if ever, BRVO will generate any revenues or earnings and when, if ever, the Stock may be sold or publicly traded by Shareholder;

(d) the domicile of Shareholder set forth below is true and correct, and Shareholder has no present intention of becoming a domiciliary of any other state or jurisdiction;

(e) in making the decision to purchase or otherwise acquire the Stock subscribed for herein, Shareholder has relied solely upon independent investigations made by or on behalf of Shareholder, including a review of BRVO’s recent SEC filings on the SEC’s website – SEC.gov;

(f) the Stock subscribed for herein is being acquired by Shareholder in good faith solely for Shareholder’s own account, for investment purposes only, and is not being purchased with a view to, or for, the resale, distribution, subdivision or fractionalization thereof, except to the extent that BRVO has agreed to file a registration statement with respect to such Stock pursuant to Section 5 of the Securities Act of 1933, as amended (the “Act”), for the benefit of Shareholder and Shareholder’s shareholders;

(g) Shareholder understands that the Stock has not been registered under the Act and agrees that the Stock may not be sold, offered for sale, transferred, pledged, hypothecated, or otherwise disposed of except in compliance with the Act, including Rule 144 under the Act. Shareholder understands that the legal consequences of the foregoing mean that Shareholder must bear the economic risk of Shareholder’s investment in the Stock for an indefinite period of time. Shareholder further understands that, if Shareholder desires to sell or transfer all or any part of the stock acquired hereby, BRVO may require Shareholder’s counsel to provide a legal opinion that the transfer may be made without registration under the Act. In addition, other restrictions discussed elsewhere herein or required by Rule 144 may be applicable. Shareholder agrees that the Stock subscribed for is subject to the restrictions on transfer described herein and Shareholder understands that BRVO shall issue stop transfer orders with BRVO’s transfer agent to enforce such restrictions in the absence of compliance with the Act;

(h) no federal or state agency has made any finding or determination as to the fairness of an investment in BRVO or any recommendation or endorsement of this offering;

(i) Shareholder understands that all of the representations and warranties of Shareholder contained herein, and all information furnished by Shareholder to BRVO, are true, correct, and complete in all respects;

(j) Shareholder is aware that there is presently a limited market for the resale of the Stock and that no market may exist in the future for such resale;

(k) Shareholder, as RPI’s sole shareholder, hereby waives any and all claims and rights of “dissent and appraisal” under the applicable Nevada statute and hereby consents to the transactions contemplated by the Exchange Agreement;

(l) the foregoing representations, warranties, agreements, undertakings, and acknowledgments are made by Shareholder with the intent that they be relied upon in determining Shareholder’s suitability as a purchaser of the Stock. In addition, Shareholder agrees to notify BRVO immediately of any change in any representation, warranty, or other information that relates to Shareholder.

4. If more than one person is signing this Stock Subscription Agreement, each representation, warranty, and undertaking herein shall be a joint and several representation, warranty, and undertaking of each such person. As a corporation, Shareholder further represents and warrants that: (i) Shareholder has enclosed with this Stock Subscription Agreement appropriate evidence of the authority of the individual executing this agreement to act on behalf of Shareholder; and (ii) Shareholder was not specifically formed to acquire the Stock subscribed for herein.

5. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties hereto may require.

6. This Stock Subscription Agreement shall be irrevocable and governed by and construed in accordance with the laws of the State of Nevada, except with respect to matters relating exclusively to the corporate governance of and securities issued by BRVO, which matters shall be governed and construed in accordance with the laws of the State of Wyoming.

7. This Subscription Agreement may not be assigned by Shareholder, and any attempt by Shareholder to assign this Agreement shall nullify and void this Stock Subscription Agreement. Subject to the preceding sentence, this Stock Subscription Agreement shall be binding upon and inure to the benefit of the lawful heirs, executors, administrations, legal representatives, successors, and assigns of Shareholder.

8. In the event of any conflicting language or ambiguity affecting this Stock Subscription Agreement and the Exchange Agreement, the terms and conditions of this Stock Subscription Agreement shall govern and control the agreements and relationships of the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, this Subscription Agreement is executed by Shareholder and BRVO, effective as of the date of acceptance of this executed Subscription Agreement by BRVO.

“Shareholder”

PATRICK E. OGLE

By:	/s/ Patrick E. Ogle
Patrick E. Ogle

Address: P.O. Box 1447 Franklin, TN 37065	RPI Shares Tendered: 2,550 BRVO Shares Subscribed: 4,250,000

Reviewed, accepted, and agreed by:

BRAVO MULTINATIONAL INCORPORATED

By:	/s/ Richard Kaiser
	Richard Kaiser, CFO/Director	Date: July 03, 2023

EXHIBIT A

STOCK SUBSCRIPTION AGREEMENT

Boris Shimanovsky, a California resident (“Shareholder”), as a shareholder of Recombinant Productions Inc., a Nevada corporation (“RPI”), in consideration of receiving shares of common stock (the “Stock”) from Bravo Multinational Incorporated, a Wyoming corporation (“BRVO”), pursuant to the Share Exchange Agreement by, between, and among BRVO, RPI, and the RPI shareholders (the “Exchange Agreement”) as set forth on Exhibit A hereto, hereby makes the following representations to and covenants with BRVO (this “Stock Subscription Agreement”).

1. The Stock subscribed for herein shall not be deemed issued to, or owned by, Shareholder until BRVO’s shareholders shall approve the issuance of the Stock to Shareholder.

2. Shareholder understands that the certificate representing the stock will bear a legend restricting its transfer and further understands and agrees that the following paragraph, or language substantially equivalent thereto, may be inserted in or stamped on the certificate and any direct registered shares account statement evidencing the Stock.

The shares represented by this Certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise transferred unless so registered or qualified or unless an exemption exists, the availability of which is to be established to the satisfaction of the issuer.

Shareholder agrees that the Stock is subject to the restriction on transfers described in the foregoing paragraph, except as otherwise provided herein and in compliance with applicable law.

3. Shareholder hereby represents and warrants to BRVO as follows:

(a) Shareholder’s overall commitment to investments that are not readily marketable is not disproportionate to Shareholder’s net worth, and Shareholder’s investment in BRVO will not cause such overall commitment to become excessive;

(b) Shareholder has the financial ability to bear the economic risk of Shareholder’s investment, has adequate means of providing for his current needs and personal contingencies, and has no need for liquidity in this investment in BRVO;

(c) Shareholder has evaluated the high risks of investing in BRVO as described in BRVO’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the fact it is uncertain when, if ever, BRVO will generate any revenues or earnings and when, if ever, the Stock may be sold or publicly traded by Shareholder;

(d) the domicile of Shareholder set forth below is true and correct, and Shareholder has no present intention of becoming a domiciliary of any other state or jurisdiction;

(e) in making the decision to purchase or otherwise acquire the Stock subscribed for herein, Shareholder has relied solely upon independent investigations made by or on behalf of Shareholder, including a review of BRVO’s recent SEC filings on the SEC’s website – SEC.gov;

(f) the Stock subscribed for herein is being acquired by Shareholder in good faith solely for Shareholder’s own account, for investment purposes only, and is not being purchased with a view to, or for, the resale, distribution, subdivision or fractionalization thereof, except to the extent that BRVO has agreed to file a registration statement with respect to such Stock pursuant to Section 5 of the Securities Act of 1933, as amended (the “Act”), for the benefit of Shareholder and Shareholder’s shareholders;

(g) Shareholder understands that the Stock has not been registered under the Act and agrees that the Stock may not be sold, offered for sale, transferred, pledged, hypothecated, or otherwise disposed of except in compliance with the Act, including Rule 144 under the Act. Shareholder understands that the legal consequences of the foregoing mean that Shareholder must bear the economic risk of Shareholder’s investment in the Stock for an indefinite period of time. Shareholder further understands that, if Shareholder desires to sell or transfer all or any part of the stock acquired hereby, BRVO may require Shareholder’s counsel to provide a legal opinion that the transfer may be made without registration under the Act. In addition, other restrictions discussed elsewhere herein or required by Rule 144 may be applicable. Shareholder agrees that the Stock subscribed for is subject to the restrictions on transfer described herein and Shareholder understands that BRVO shall issue stop transfer orders with BRVO’s transfer agent to enforce such restrictions in the absence of compliance with the Act;

(h) no federal or state agency has made any finding or determination as to the fairness of an investment in BRVO or any recommendation or endorsement of this offering;

(i) Shareholder understands that all of the representations and warranties of Shareholder contained herein, and all information furnished by Shareholder to BRVO, are true, correct, and complete in all respects;

(j) Shareholder is aware that there is presently a limited market for the resale of the Stock and that no market may exist in the future for such resale;

(k) Shareholder, as RPI’s sole shareholder, hereby waives any and all claims and rights of “dissent and appraisal” under the applicable Nevada statute and hereby consents to the transactions contemplated by the Exchange Agreement;

(l) the foregoing representations, warranties, agreements, undertakings, and acknowledgments are made by Shareholder with the intent that they be relied upon in determining Shareholder’s suitability as a purchaser of the Stock. In addition, Shareholder agrees to notify BRVO immediately of any change in any representation, warranty, or other information that relates to Shareholder.

4. If more than one person is signing this Stock Subscription Agreement, each representation, warranty, and undertaking herein shall be a joint and several representation, warranty, and undertaking of each such person. As a corporation, Shareholder further represents and warrants that: (i) Shareholder has enclosed with this Stock Subscription Agreement appropriate evidence of the authority of the individual executing this agreement to act on behalf of Shareholder; and (ii) Shareholder was not specifically formed to acquire the Stock subscribed for herein.

5. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties hereto may require.

6. This Stock Subscription Agreement shall be irrevocable and governed by and construed in accordance with the laws of the State of Nevada, except with respect to matters relating exclusively to the corporate governance of and securities issued by BRVO, which matters shall be governed and construed in accordance with the laws of the State of Wyoming.

7. This Subscription Agreement may not be assigned by Shareholder, and any attempt by Shareholder to assign this Agreement shall nullify and void this Stock Subscription Agreement. Subject to the preceding sentence, this Stock Subscription Agreement shall be binding upon and inure to the benefit of the lawful heirs, executors, administrations, legal representatives, successors, and assigns of Shareholder.

8. In the event of any conflicting language or ambiguity affecting this Stock Subscription Agreement and the Exchange Agreement, the terms and conditions of this Stock Subscription Agreement shall govern and control the agreements and relationships of the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, this Subscription Agreement is executed by Shareholder and BRVO, effective as of the date of acceptance of this executed Subscription Agreement by BRVO.

“Shareholder”

BORIS SHIMANOVSKY

By:	/s/ Boris Shimanovsky
Boris Shimanovsky

Address: 1223 Wilshire Blvd. #307 Santa Monica, CA 90403	RPI Shares Tendered: 2,550 BRVO Shares Subscribed: 4,250,000

Reviewed, accepted, and agreed by:

BRAVO MULTINATIONAL INCORPORATED

By:	/s/ Richard Kaiser
	Richard Kaiser, CFO/Director	Date: July 03, 2023